Exhibit 4.5

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.
FIRST AMENDMENT AND CONSENT TO
FIRST LIEN CREDIT AGREEMENT

          This FIRST AMENDMENT AND CONSENT, dated as of July 1, 2004 (this “First Amendment and Consent”), is entered into by and among TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC., a Delaware corporation (the “Company”), the Loan Parties, the Lenders party hereto, and CREDIT SUISSE FIRST BOSTON (“CSFB”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), as a joint lead arranger (in such capacity, a “Joint Lead Arranger”), and as collateral agent (in such capacity, the “Collateral Agent"), and is made with reference to that certain First Lien Credit Agreement dated as of March 16, 2004 (the “Credit Agreement”) and entered into by and among Company, the Lenders party thereto, Lehman Brothers Inc., as joint bookrunner and joint lead arranger, Lehman Commercial Paper Inc., as co-syndication agent, Wachovia Capital Markets, LLC, as joint bookrunner, joint lead arranger, and co-syndication agent and CSFB, as administrative agent, joint bookrunner, joint lead arranger, and collateral agent. Capitalized terms used herein not otherwise defined herein or otherwise amended hereby shall have the meanings ascribed thereto in the Credit Agreement.

RECITALS:

          WHEREAS, the Company desires to issue common stock in a public offering providing Equity Proceeds (the “IPO Proceeds”) to the Company of not less than $100,000,000 (the “IPO”);

          WHEREAS, Section 2.4B(iii)(c) of the Credit Agreement requires 50% of such IPO Proceeds to be applied to prepay Loans;

          WHEREAS, the Company intends to utilize the IPO Proceeds, together with the proceeds of a Debt Issuance (as defined below) consummated substantially concurrently therewith, to (i) redeem Exchange Notes and to pay accrued and unpaid interest thereon and the related redemption premium (the redemption of Exchange Notes and payment of accrued and unpaid interest and redemption premium together, the “Redemption”); (ii) redeem the Company’s Series E Preferred Stock and pay accrued and unpaid dividends and the redemption premium required in connection with such redemption; and (iii) pay a fee (the "Termination Fee”) in an aggregate amount not to exceed $3,500,000 to certain holders of capital stock of the Company (or their affiliates or designees) in connection with the termination of the Amended and Restated Monitoring Services Agreement dated as of May 17, 2004 among the Company and the Transportation Investment Partners, L.L.C., Caravelle Investment Fund, L.L.C., Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P. and Trimaran Fund Management, L.L.C. and Albion Alliance LLC (collectively, the “Monitors”);

          WHEREAS, the Company intends to exchange all of its Series A Preferred Stock, its Series C Preferred Stock and its Series D Preferred Stock for shares of common stock of the Company;

          WHEREAS, the Company desires to amend the Second Lien Credit Agreement to permit additional borrowings from time to time subject to compliance with limitations set forth in Section 7.1(ix) of the Credit Agreement and subject to a senior leverage test set forth in Section 2.4B(iii)(b) of the Credit Agreement (in each case, as amended by this First Amendment and Consent) (each such issuance, a “Debt Issuance”);

          WHEREAS, Company has requested certain amendments to the Credit Agreement to (i) permit the Company to apply the portion of the IPO Proceeds that would otherwise be required to prepay the Loans towards the Redemption, (ii) permit the Company to exchange its Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock for share of common stock of the Company, (iii) permit the Company to make the proposed amendments to the Second Lien Credit Agreement and (iv) permit additional conduct as described below in this First Amendment and Consent; and

          NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1. AMENDMENTS TO CREDIT AGREEMENT

     A. Amendment to Section 1: Definitions.

          (i) Section 1.1 of the Credit Agreement is hereby amended by adding the following definitions in proper alphabetical order:

     “Amended and Restated Monitoring Agreement” means that amended and restated monitoring services agreement dated as of May 17, 2004 by and among Transportation Investment Partners, L.L.C., Caravelle Investment Fund, L.L.C., Albion Alliance Mezzanine Fund, L.P., Albion Alliance Mezzanine Fund II, L.P., Trimaran Fund Management, L.L.C., Albion Alliance, LLC and the Company (collectively, the “Monitors”).

     “IPO” means the issuance by the Company of common stock in a public offering providing Equity Proceeds to the Company of not less than $100,000,000.

          (ii) Section 1.1 of the Credit Agreement is hereby amended by substituting the following new definition of Consolidated EBITDA for the definition contained therein:

     “Consolidated EBITDA” means, for any period, Consolidated Net Income for such period plus, to the extent deducted in computing such Consolidated Net Income, the sum of, without duplication, (a) income tax expense, (b) interest expense, amortization or write-off of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Loans), (c) depreciation and amortization expense, (d) costs and expenses incurred in connection with the Transaction, (e) deferred directors’ fees, (f) management bonuses related to the Preferred Stock paid in connection with the Transaction, (g) fees paid to accountants and tax advisors in connection with any tax refund received by the Company and the re-audit of the Company’s 2001 audited financial statements, in an aggregate amount not to exceed $1,000,000, (h) any non-cash charges or non-cash losses (including, without limitation, resulting from the issuance of stock options or restricted stock), (i) up to $3,500,000 related to the severance payments made to the person who was Chief Executive Officer of the Company immediately prior to the IPO, (j) up to $3,500,000 in cash expenses related to the termination of the Amended and Restated Monitoring Services Agreement, (k) amounts up to $700,000 paid or accrued during such period under the Amended and Restated Monitoring Agreement and predecessor agreements, (l) compensation expense up to $926,000 related to the current Chief Executive Officer of the Company, and (m) expenses related to the IPO and minus, to the extent added in computing such Consolidated Net Income, (i) any interest income and (ii) any non-cash gains, all as determined on a consolidated basis with respect to the Company and its Subsidiaries in accordance with GAAP. Notwithstanding the foregoing, for purposes of determining compliance with the relevant provisions of subsection 7.6, “Consolidated EBITDA” shall be determined on a Pro Forma Basis for each period of four consecutive Fiscal Quarters during which a Permitted Acquisition shall have occurred, giving effect to such Permitted Acquisition as if it occurred on the first day of the relevant period, and such computations shall be set forth on a certificate as described in subsection 6.1(iv).

     B. Amendment to Section 2: Amounts and Terms of Commitments and Loans.

          (i) Section 2.4 of the Credit Agreement is hereby amended by adding the following sentence at the conclusion of subsection 2.4B(iii)(b):

     “(ii) Notwithstanding anything to the contrary above, immediately upon receipt of any proceeds of Indebtedness incurred pursuant to the proviso at the conclusion of subsection 7.1(ix) of this Agreement, (x) to the extent that the ratio of Senior Secured Debt to Consolidated EBITDA for the most recently ended four Fiscal Quarters for which financial statements have been delivered in accordance with Section 6.1 of the Credit Agreement (calculated on a Pro Forma Basis after giving effect to the incurrence of Indebtedness contemplated in this sentence) is greater than 4.5:1.0, the Company shall prepay Loans (and associated accrued interest and prepayment fees, if any) outstanding immediately prior to the incurrence of such Indebtedness, in an amount equal to lesser of the amount of such proceeds and the amount necessary so that the ratio of Senior Secured Debt to Consolidated EBITDA for the most recently ended four Fiscal Quarters for which financial statements have been delivered in accordance with Section 6.1 of the Credit Agreement (calculated on a Pro Forma Basis after giving effect to the incurrence and prepayment of Indebtedness contemplated in this sentence) is less than or equal to 4.5:1.0 and (y) to the extent that the ratio of Senior Secured Debt to Consolidated EBITDA for the most recently ended four Fiscal Quarters for which financial statements have been delivered in accordance with Section 6.1 of the Credit Agreement (calculated on a Pro Forma Basis after giving effect to the incurrence and prepayment of Indebtedness contemplated in this sentence) is less than or equal to 4.5:1.0, the Company shall utilize such proceeds to redeem outstanding Exchange Notes, if any; provided that to the extent that no Exchange Notes are outstanding, the Company shall prepay Loans outstanding in an amount equal to the amount of such proceeds. In the event of the incurrence of any Indebtedness pursuant to the immediately preceding sentence after the Closing Date but prior to the date on which the Company has delivered financial statements in respect of the four Fiscal Quarters ended June 30, 2004, the amount of Consolidated EBITDA for such period shall be as determined in good faith by the Company and pursuant to methodology reasonably satisfactory to the Administrative Agent and set forth in an officer’s certificate delivered to the Administrative Agent prior to the time of such additional incurrence.”

          (ii) Section 2.4 of the Credit Agreement is hereby amended by substituting a “,” for the “or” immediately prior to clause (y) of the proviso at the conclusion of subsection 2.4B(iii)(c), and inserting the following clause (z) before the “.”:

“or (z) to the extent such Equity Proceeds are used to redeem outstanding Exchange Notes and to pay any required redemption premium, accrued but unpaid interest thereon and other associated costs and expenses in connection therewith”

          (iii) Section 2.4 of the Credit Agreement is hereby amended by adding the following subsection 2.4C(iv):

     “(iv) Anything contained herein to the contrary notwithstanding, in the event Company is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three Business Days prior to the date (the “Required Prepayment Date”) on which the Company is required to make such Waivable Mandatory Prepayment, the Company shall notify the Administrative Agent of the amount of such prepayment, and the Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to the Company and the Administrative Agent of its election to do so on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify the Company and the Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option). On the Required Prepayment Date, the Company shall pay to the Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled installments of principal of the Term Loans in accordance with Section 2.4C(ii), and (ii) in an amount equal to that portion of the Waivable Mandatory Prepayment otherwise payable to those Lenders that have elected to exercise such option, to prepay the loans under the Second Lien Credit Agreement to the extent required to be used to make prepayments thereunder.”

     C. Amendment to Section 7: Negative Covenants.

          (i) Section 7.1 of the Credit Agreement is hereby amended by adding the following proviso at the conclusion of subsection 7.1(ix):

“; provided that the amount of Indebtedness the Company and its Subsidiaries may become and remain liable for pursuant to this subsection 7.1(ix) may be increased to the extent the proceeds of such Indebtedness are utilized in accordance with subsection 2.4B(iii)(b) of this Agreement”

          (ii) Section 7.5 is hereby amended by adding the following to the conclusion of subsection 7.5:

“Notwithstanding anything to the contrary in subsection 7.5(iv), in the event that the Company receives Equity Proceeds from the IPO in an aggregate amount not less than $100,000,000, the Company may pay to the Monitors a one-time fee in an aggregate of $3,500,000; provided that the Amended and Restated Monitoring Agreement shall be terminated in connection with the payment of such fee and the Company shall be prohibited from making any further Restricted Payments pursuant to subsection 7.5(iv).”

          (iii) Section 7.5 is hereby further amended by deleting the “and” at the conclusion of subsection 7.5(v), substituting “;” for the “.” at the conclusion of subsection 7.5(vi) and adding the following subsections 7.5(vii) and (viii):

     “(vii) to redeem Exchange Notes and to pay any required redemption premium, accrued but unpaid interest thereon and other associated costs and expenses to the extent funded solely with Equity Proceeds and proceeds from Indebtedness incurred pursuant to the proviso to subsection 7.1(ix); and

     (viii) to exchange Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, including accrued and unpaid dividends thereon and the payment of a redemption premium as required by the terms thereof, for shares of common stock of the Company.”

          (iv) Section 7.6 is hereby amended by replacing the table at the conclusion of Section 7.6A with the following table:

Fiscal Quarter	Ratio
June 30, 2004	6.95:1.0
September 30, 2004	5.95:1.0
December 31, 2004	5.75:1.0
March 31, 2005	5.50:1.0
June 30, 2005	5.00:1.0
September 30, 2005	5.00:1.0
December 31, 2005	4.75:1.0
March 31, 2006	4.75:1.0
June 30, 2006	4.75:1.0
September 30, 2006 and the last day of each Fiscal Quarter ending thereafter	4.50:1.0

          (v) Section 7.6 is hereby amended by replacing the table at the conclusion of Section 7.6B with the following table:

Fiscal Quarter	Ratio
June 30, 2004	1.00:1.0
September 30, 2004	1.00:1.0
December 31, 2004	1.05:1.0
March 31, 2005	1.10:1.0
June 30, 2005	1.15:1.0
September 30, 2005	1.20:1.0
December 31, 2005	1.25:1.0
March 31, 2006	1.25:1.0
June 30, 2006	1.25:1.0
September 30, 2006	1.25:1.0
December 31, 2006	1.25:1.0

March 31, 2007	1.25:1.0
June 30, 2007	1.25:1.0
September 30, 2007 and the last day of each Fiscal Quarter period thereafter	1.25:1.0

          (vi) Section 7.6 is hereby amended by replacing the table at the conclusion of Section 7.6C with the following table:

Fiscal Quarter	Ratio
June 30, 2004	1.40:1.0
September 30, 2004	1.50:1.0
December 31, 2004	1.55:1.0
March 31, 2005	1.60:1.0
June 30, 2005	1.70:1.0
September 30, 2005	1.75:1.0
December 31, 2005	1.75:1.0
March 31, 2006	1.75:1.0
June 30, 2006	1.80:1.0
September 30, 2006	1.80:1.0
December 31, 2006 and the last day of each Fiscal Quarter period thereafter	2.00:1.0

     D. Section 7.13B(i) is hereby amended by inserting the following prior to the period at the end of the sentence:

“or preferred stock for which the Company has no obligation, contingent or otherwise, to make cash dividends upon, purchase, redeem, retire or otherwise acquire for value prior to six months after the Term Loan Maturity Date”

SECTION 2. CONSENTS

     A. Amendment of Second Lien Credit Agreement.

          (i) Consent to Amendment. Subject to the terms of this First Amendment and Consent, at the request of the Company, the Lenders party hereto hereby consent to the amend-

ments to the Second Lien Credit Agreement set forth in the form of Second Lien First Amendment attached hereto as Annex A (the “Second Lien First Amendment”).

          (ii) Instructions to Collateral Agent and Collateral Agent Consent. Subject to the terms of this First Amendment and Consent, at the request of the Company, (i) the Lenders party hereto hereby instruct the Collateral Agent to consent to the Second Lien First Amendment and (ii) the Collateral Agent by executing this First Amendment and Consent indicates its consent under Section 5.3(b) of the Intercreditor Agreement to the Second Lien First Amendment.

SECTION 3. CONDITIONS PRECEDENT TO EFFECTIVENESS

          The effectiveness of the amendments set forth in Section 1 and the consents set forth in Section 2 hereof is subject to the satisfaction, or waiver, of the following conditions on or before the date hereof (the “First Amendment Effective Date”):

     (a) the Company, the Credit Support Parties and Requisite Lenders shall have indicated their consent by the execution and delivery of the signature pages hereof to the Administrative Agent;

     (b) the Company shall have paid to each Lender executing this First Amendment and Consent on or prior to June 29, 2004 an amendment fee equal to 0.075% of the aggregate of such Lender’s outstanding Loans and Commitments;

     (c) the Company shall have paid all other fees and other amounts due and payable by it under the Credit Agreement, including, to the extent invoiced, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Company hereunder or under any other Loan Document;

     (d) all conditions precedent to effectiveness of the Second Lien First Amendment shall have been satisfied or waived in accordance with the terms thereof; and

     (e) the IPO shall have been consummated.

SECTION 4. REPRESENTATIONS AND WARRANTIES

          A. Corporate Power and Authority. Each Loan Party has all requisite corporate or partnership or limited liability company (as applicable) power and authority to enter into this First Amendment and Consent and to perform its obligations under the Credit Agreement and the other Loan Documents.

          B. Authorization of Agreements. The execution and delivery of this First Amendment and Consent and the performance of its obligations under the Credit Agreement and the other Loan Documents have been duly authorized by all necessary corporate or partnership or limited liability company (as applicable) action on the part of each Loan Party.

          C. No Conflict. The execution and delivery by each Loan Party of this First Amendment and Consent and the performance by each Loan Party of its obligations under the Credit Agreement and the other Loan Documents do not (i) violate (A) any provision of any law, statute, rule or regulation, or of the certificate or articles of incorporation or partnership agreement, other constitutive documents or by-laws of each Loan Party or any of its Subsidiaries except to the extent such violation would not reasonably be expected to have a Material Adverse Effect, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority except to the extent such violation would not reasonably be expected to have a Material Adverse Effect or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which each Loan Party or any of its Subsidiaries is a party or by which any of them or any of their property is or may be bound except to the extent such violation would not reasonably be expected to have a Material Adverse Effect, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 4C, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of any Loan Party (other than any Liens created under any of the Loan Documents in favor of Collateral Agent on behalf of Lenders and the Liens securing obligations under the Second Lien Credit Agreement that constitute Permitted Liens (including with respect to the Loan Parties’ obligations under any Debt Issuance)), or (iv) require any approval of stockholders or partners or any approval or consent of any Person under any Contractual Obligation of any Loan Party, except for such approvals or consents which will be obtained on or before the First Amendment Effective Date and except where the failure to obtain such approvals and consents would not reasonably be expected to have a Material Adverse Effect.

          D. Governmental Consents. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is required in connection with the execution and delivery by each Loan Party of this First Amendment and Consent and the performance by each Loan Party of its obligations under the Credit Agreement and the other Loan Documents, except for such actions, consents, approvals and filings the failure to obtain or make which would not reasonably be expected to result in a Material Adverse Effect or which have been obtained or made and are in full force and effect.

          E. Binding Obligation. This First Amendment and Consent has been duly executed and delivered by each Loan Party and is the legally valid and binding obligation of each Loan Party enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors’ rights generally and except as enforceability may be limited by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          F. Incorporation of Representations and Warranties From Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

          G. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this First Amendment and Consent that would constitute an Event of Default or a Default.

SECTION 5. ACKNOWLEDGMENT AND CONSENT

          Certain Subsidiaries of Company have (i) guaranteed the Obligations and (ii) created Liens in favor of Lenders on certain Collateral to secure its obligations under the Credit Agreement and the Collateral Documents subject to the terms and provisions of the Credit Agreement. The Subsidiaries of Company who has guaranteed the Obligations together with the Company are collectively referred to herein as the “Credit Support Parties”, and the Credit Agreement and the Collateral Documents are collectively referred to herein as the “Credit Support Documents”.

          Each Credit Support Party hereby acknowledges that it has reviewed the terms and provisions of the Credit Agreement and this First Amendment and Consent and consents to the amendment of the Credit Agreement and consents effected pursuant to this First Amendment and Consent. Each Credit Support Party hereby confirms that each Credit Support Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, in accordance with the Credit Support Documents the payment and performance of all “Obligations” under each of the Credit Support Documents, as the case may be (in each case as such terms are defined in the applicable Credit Support Document), including without limitation the payment and performance of all such “Obligations” under each of the Credit Support Documents, as the case may be, in respect of the Obligations of the Company now or hereafter existing under or in respect of the Credit Agreement and hereby pledges and assigns to the Collateral Agent, and grants to the Collateral Agent a continuing lien on and security interest in and to all Collateral as collateral security for the prompt payment and performance in full when due of the “Obligations” under each of the Credit Support Documents to which it is a party (whether at stated maturity, by acceleration or otherwise).

          Each Credit Support Party acknowledges and agrees that any of the Credit Support Documents to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this First Amendment and Consent. Each Credit Support Party represents and warrants that all representations and warranties contained in the Credit Agreement, this First Amendment and Consent and the Credit Support Documents to which it is a party or otherwise bound are true and correct in all material respects on and as of the First Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

          Each Credit Support Party acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this First Amendment and Consent, such Credit Support Party is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this First Amendment and Consent and (ii) nothing in the Credit Agreement, this First Amendment and Consent or any other Loan Document shall be deemed to require the consent of such Credit Support Party to any future amendments to the Credit Agreement.

SECTION 6. MISCELLANEOUS

          A. Binding Effect. This First Amendment and Consent shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders. No Loan Party’s rights or obligations hereunder or any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders.

          B. Severability. In case any provision in or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          C. Reference to Credit Agreement. On and after the First Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this First Amendment and Consent.

          D. Effect on Credit Agreement. Except as specifically amended in Section 1 of this First Amendment and Consent, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

          E. Execution. The execution, delivery and performance of this First Amendment and Consent shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of any Agent or Lender under, the Credit Agreement or any of the other Loan Documents.

          F. Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

          G. APPLICABLE LAW. THIS FIRST AMENDMENT AND CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          H. Counterparts. This First Amendment and Consent may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. As set forth herein, this First Amendment and Consent shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by the Company and the Administrative Agent of written or telephonic notification of such execution and authorization of delivery thereof.

[The remainder of this page is intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this First Amendment and Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

TRANSPORTATION TECHNOLOGIES INDUSTRIES, INC.

By:	/s/ Donald C. Mueller
	Name: Title:	Donald C. Mueller Vice President, Treasurer and Chief Financial Officer

The Guarantor Subsidiaries:
Bostrom Holdings, Inc.
JAII Management Company
Imperial Group Holding Corp. –1
Imperial Group Holding Corp. –2
Truck Components, Inc.
Gunite Corporation
Gunite EMI Corporation
Brillion Iron Works, Inc.
Fabco Automotive Corporation
Bostrom Seating, Inc.
Bostrom Specialty Seating, Inc.
Imperial Group, L.P.
by Imperial Group Holdings Corp.-1,
its General Partner

By:	/s/ Kenneth M. Tallering
	Name: Title:	Kenneth M. Tallering Secretary

CREDIT SUISSE FIRST BOSTON, through its Cayman Islands Branch, as Joint Lead Arranger, Administrative Agent, Collateral Agent

By:	/s/ Robert Hetu
	Name: Title:	Robert Hetu Director

By:	/s/ Vanessa Gomez
	Name: Title:	Vanessa Gomez Associate

CREDIT SUISSE FIRST BOSTON, through its Cayman Islands Branch, as a Lender

By:	/s/ Robert Hetu
	Name: Title:	Robert Hetu Director

By:	/s/ Vanessa Gomez
	Name: Title:	Vanessa Gomez Associate

By:	David L. Babson & Company Inc.

as Collateral Manager on behalf of the Investment funds under its management as listed below.

• • • • • •	ELC (Cayman) Ltd. 1999-II ELC (Cayman) Ltd. 1999-III ELC (Cayman) Ltd. 2000-I TYRON CLO Ltd. 2000-I BABSON CLO LTD. 2004-I SEABOARD CLO 2000-I Ltd.

	By:	/s/ Russell Morrison
Name: Russell Morrison Title: Managing Director

PERSEUS CDO I, LIMITED

By:	David L. Babson & Company Inc. under delegated authority from Massachusetts Mutual Life Insurance Company as Portfolio Manager

By:	/s/ Russell Morrison Name: Russell Morrison Title: Managing Director

REGIMENT CAPITAL, LTD

By:	Regiment Capital Management, LLC as its Investment Advisor

By:	Regiment Capital Advisors, LLC its Manager and pursuant to delegated authority as a Lender

By:	/s/ Timothy S. Peterson
Name: Timothy S. Peterson Title: President

LEHMAN COMMERCIAL PAPER INC., as a Lender

By:	/s/ Francis Chang Name: Francis Chang Title: Authorized Signatory

Archimedes Funding III, Ltd.

By:	ING Capital Advisors LLC, as Collateral Manager, as a Lender

By:	/s/ Philip C. Robbins
Name: Philip C. Robbins Title: Director

Archimedes Funding IV (Cayman), Ltd.

By:	ING Capital Advisors LLC, as Collateral Manager, as a Lender

By:	/s/ Philip C. Robbins
Name: Philip C. Robbins Title: Director

Nemean CLO, Ltd.

By:	ING Capital Advisors LLC, as Investment Manager, as a Lender

By:	/s/ Philip C. Robbins
Name: Philip C. Robbins Title: Director

Sequils-ING I (HBDGM), Ltd.

By:	ING Capital Advisors LLC, as Collateral Manager, as a Lender

By:	/s/ Philip C. Robbins
Name: Philip C. Robbins Title: Director

Oryx CLO, Ltd.

By:	ING Capital Advisors LLC, as Collateral Manager, as a Lender

By:	/s/ Philip C. Robbins
Name: Philip C. Robbins Title: Director

AURUM CLO 2002-1 LTD.

By:	Columbia Management Advisors, Inc. (f/k/a Stein Roe & Farnham Incorporated), As Investment Manager

as a Lender

By:	/s/ Thomas R. Bouchard
Name: Thomas R. Bouchard Title: Vice President

SunAmerica Life Insurance Company

By:	AIG Global Investment Corp., as Investment Advisory

as a Lender

By:	/s/ Steven S. Oh
Name: Steven S. Oh Title: Managing Director

Galaxy CLO 1999-1, Ltd.

By:	AIG Global Investment Corp., as Collateral Manager

as Lender

By:	/s/ Steven S. Oh
Name: Steven S. Oh Title: Managing Director

Galaxy CLO 2003-1, Ltd.

By:	AIG Global Investment Corp., as Investment Advisor

as a Lender

By:	/s/ Steven S. Oh Name: Steven S. Oh Title: Managing Director

GULF STREAM-COMPASS CLO 2003-1 LTD.

By:	Gulf Stream Asset Management LLC As Collateral Manager

By:	/s/ Barry K. Love
Name: Barry K. Love Title: Chief Credit Officer

The Foothill Group, Inc.,

as a Lender

By:	/s/ Jeff Ovilcara
Name: Jeff Ovilcara Title: Executive Vice President

DIAMOND SPRINGS TRADING LLC, as a Lender

By:	/s/ Diana M. Himes
Name: Diana M. Himes Title: Assistant Vice President

PPM SPYGLASS FUNDING TRUST, as a Lender

By:	/s/ Diana M. Himes

Name: Diana M. Himes Title: Authorized Agent

SRF 2000, INC., as a Lender

By:	/s/ Diana M. Himes

Name: Diana M. Himes Title: Assistant Vice President

RIVIERA FUNDING LLC, as a Lender

By:	/s/ Diana M. Himes

Name: Diana M. Himes Title: Assistant Vice President

ING PRIME RATE TRUST

By:	Aeltus Investment Management, Inc., as its investment manager

By:	/s/ Mark F. Haak

Name: Mark F. Haak, OFA Title: Vice President

ING SENIOR INCOME FUND

By:	Aeltus Investment Management, Inc., as its investment manager

By:	/s/ Mark F. Haak

Name: Mark F. Haak, OFA Title: Vice President

KZH SOLEIL LLC

By:	/s/ Hi Hua

Name: Hi Hua Title: Authorized Agent

KZH SOLEIL-2 LLC

By:	/s/ Hi Hua

Name: Hi Hua Title: Authorized Agent

NOMURA BOND & LOAN, as a Lender

By:	/s/ Elizabeth MacLean

Name: Elizabeth MacLean Title: Director

By:	UFJ Trust Bank Limited as Trustee

By:	Nomura Corporate Research and Asset Management Inc. Attorney in Fact

CLYDESDALE CLO 2001-1, LTD, as a Lender

By:	/s/ Elizabeth MacLean

Name: Elizabeth MacLean Title Director

NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC. AS COLLATERAL MANAGER

CLYDESDALE CLO 2003-1, LTD, as a Lender

By:	/s/ Elizabeth MacLean

Name: Elizabeth MacLean Title: Director

NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC. AS AGENT

Carlyle High Yield Partners VI, Ltd., as a Lender

By:	/s/ Mark Alter

Name: Mark Alter Title: Managing Director

Carlyle Loan Opportunity Fund, as a Lender

By:	/s/ Mark Alter

Name: Mark Alter Title: Managing Director

Carlyle High Yield Partners IV, Ltd., as a Lender
By:	/s/ Mark Alter
	Name:	Mark Alter
	Title:	Managing Director

Carlyle High Yield Partners III, Ltd., as a Lender
By:	/s/ Mark Alter
	Name:	Mark Alter
	Title:	Managing Director

Carlyle High Yield Partners II, Ltd., as a Lender
By:	/s/ Mark Alter
	Name:	Mark Alter
	Title:	Managing Director

Carlyle High Yield Partners, L.P., as a Lender
By:	/s/ Mark Alter
	Name:	Mark Alter
	Title:	Managing Director

SANKATY ADVISORS, LLC, AS COLLATERAL MANAGER FOR PROSPECT FUNDING I, LLC, AS TERM LENDER as a Lender
By:	/s/ Diane Exter
	Name:	Diane Exter
	Title:	Managing Director/Portfolio Manager

Sankaty Advisors, LLC, as Collateral Manager for Castle Hill III CLO, Limited, as Term Lender
By:	/s/ Diane Exter
	Name:	Diane Exter
	Title:	Managing Director/Portfolio Manager

Sankaty Advisors, LLC, as Collateral Manager for Castle Hill II-INGOTS, Ltd., as Term Lender
By:	/s/ Diane Exter
	Name:	Diane Exter
	Title:	Managing Director/Portfolio Manager

Sankaty Advisors, LLC, as Collateral Manager for Race Point CLO, Limited, as Term Lender
By:	/s/ Diane Exter
	Name:	Diane Exter
	Title:	Managing Director/Portfolio Manager

Sankaty Advisors, LLC, as Collateral Manager for AVERY POINT CLO, LTD., as Term Lender
By:	/s/ Diane Exter
	Name:	Diane Exter
	Title:	Managing Director/portfolio Manager

Sankaty Advisors, LLC, as Collateral Manager for Great Point CLO 1999-1 LTD., as Term Lender
By:	/s/ Diane Exter
	Name:	Diane Exter
	Title:	Managing Director/Portfolio Manager

Sankaty Advisors, LLC, as Collateral Manager for Race Point II CLO, Limited, as Term Lender
By:	/s/ Diane Exter
	Name:	Diane Exter
	Title:	Managing Director/Portfolio Manager

Monument Capital Ltd., as Assignee
By:	Alliance Capital Management L.P., as
Investment Manager

By:	Alliance Capital Management
Corporation, as General Partner

By:	/s/ Nantha Suppiah
	Name:	Nantha Suppiah
	Title:	Vice President

NEW ALLIANCE GLOBAL CDO, LIMITED
By:	Alliance Capital Management L.P., as
Sub-advisor

By:	Alliance Capital Management
Corporation, as General Partner

By:	/s/ Nantha Suppiah
	Name:	Nantha Suppiah
	Title:	Vice President

HARBOUR TOWN FUNDING LLC, as a Lender
By:	/s/ Diana M. Himes
	Name:	Diana M. Himes
	Title:	Assistant Vice President

COLUMBIA FLOATING RATE ADVANTAGE FUND
By:	Highland Capital Management, L.P., its
Investment Advisor

as a Lender
By:	/s/ Todd Travers
	Name:	Todd Travers
	Title:	Senior Portfolio Manager Highland Capital Management, L.P.

COLUMBIA FLOATING RATE LIMITED LIABILITY COMPANY
By:	Highland Capital Management, L.P., its
Investment Advisor

as a Lender
By:	/s/ Todd Travers
	Name:	Todd Travers
	Title:	Senior Portfolio Manager Highland Capital Management, L.P.

LOAN FUNDING IV LLC
By:	Highland Capital Management, L.P. As
Portfolio Manager

as a Lender
By:	/s/ Todd Travers
	Name:	Todd Travers
	Title:	Senior Portfolio Manager Highland Capital Management, L.P.

LOAN FUNDING VII LLC
By:	Highland Capital Management, L.P. As Collateral Manager

as a Lender

By:	/s/ Todd Travers
	Name:	Todd Travers
	Title:	Senior Portfolio Manager Highland Capital Management, L.P.

AIMCO CLO SERIES 2001-A as a Lender
By:	/s/ Chris Goergen
	Name:	Chris Goergen
	Title:	Authorized Signatory

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
	Title:	Authorized Signatory

AIMCO CDO Series 2000-A as a Lender
By:	/s/ Chris Goergen
	Name:	Chris Goergen
	Title:	Authorized Signatory

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
	Title:	Authorized Signatory

ALLSTATE LIFE INSURANCE COMPANY as a Lender
By:	/s/ Chris Goergen
	Name:	Chris Goergen
	Title:	Authorized Signatory

By:	/s/ Jerry D. Zinkula
	Name:	Jerry D. Zinkula
	Title:	Authorized Signatory

Emerald Orchard Limited, as a Lender
By:	/s/ Gwen Zirkle
	Name:	Gwen Zirkle
	Title:	Attorney in Fact

Wachovia Bank, National Association, as a Lender
By:	/s/ Colleen McCullum
	Name:	Colleen McCullum
	Title:	Managing Director

ARES III CLO Ltd.
By:	ARES CLO Management LLC

Its: Investment Manager
By:	/s/ Seth J. Brufsky
	Name:	Seth J. Brufsky
Title Vice President

Area VII CLO Ltd.
By:	Ares CLO Management VII, L.P., Investment Manager

By:	Ares CLO GP VII, LLC,

Its: General Partner
By:	/s/ Seth J. Brufsky
	Name:	Seth J. Brufsky
	Title:	Vice President

Ares VIII CLO Ltd.
By:	Ares CLO Management VIII, L.P.,

Its: Investment Manager
By:	Ares CLO GP VIII, LLC,
Its: General Partner
By:	/s/ Seth J. Brufsky
	Name:	Seth J. Brufsky
	Title:	Vice President

Hanover Square CLO Ltd.
By:	Blackstone Debt Advisors L.P. As Collateral Manager

as a Lender
By:	/s/ Dean Criares
	Name:	Dean Criares
	Title:	Managing Director

Union Square CDO Ltd.
By:	Blackstone Debt Advisors L.P. As Collateral Manager

as a Lender
By:	/s/ Dean Criares
	Name:	Dean Criares
	Title:	Managing Director